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                                                                     Exhibit 1.1

                         FORM OF UNDERWRITING AGREEMENT






                        Nexstar Broadcasting Group, Inc.

                                10,000,000 Shares

                              Class A Common Stock



                             UNDERWRITING AGREEMENT

                             dated November ., 2003



                         Banc of America Securities LLC
                            Bear, Stearns & Co. Inc.
                              Lehman Brothers Inc.
                               UBS Securities LLC
                             RBC Dain Rauscher Inc.

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                             Underwriting Agreement

                                                                November ., 2003

BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
UBS SECURITIES LLC
RBC DAIN RAUSCHER INC.

As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street, 31st Floor
New York, New York 10019

Ladies and Gentlemen:

         Introductory. Nexstar Broadcasting Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 10,000,000 shares (the "Firm Common Shares") of its Class A common stock, par value $.01 per share (the "Class A Common Stock"). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,500,000 shares (the "Optional Common Shares") of Class A Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares, are collectively called the "Common Shares." Banc of America Securities LLC ("BAS"), Bear, Stearns & Co. Inc., Lehman Brothers Inc., UBS Securities LLC and RBC Dain Rauscher Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

         Concurrent with the consummation of the sale of the Common Shares as contemplated by this Agreement, the Company will undertake a reorganization pursuant to that certain Merger and Reorganization Agreement dated as of November ., 2003 by and among the Company, Nexstar Broadcasting Group, LLC, the predecessor of the Company and certain of its subsidiaries thereto and Nexstar Finance Holdings II LLC (the "Nexstar Reorganization Agreement") whereby (i) Nexstar Broadcasting Group, L.L.C. and certain of its direct and indirect subsidiaries will be merged into the Company and will cease to exist, (ii) all of the assets previously held by Nexstar Broadcasting Group L.L.C. and such subsidiaries will be transferred to the Company, (iii) the existing preferred membership interests in Nexstar Broadcasting Group L.L.C. will be redeemed for cash, (iv) the existing common membership interests in Nexstar Broadcasting Group L.L.C. will be converted into shares of the Company's Class A, Class B or Class C common stock, as the case may be and (v) certain subsidiaries of the Company will be merged with and into other subsidiaries of the Company. The foregoing transactions, together with the offering of the Common Shares contemplated by this Agreement, are collectively referred to herein as the "Reorganization." The Class A, Class B and Class C common stock of the Company is referred to herein as the "Common Stock." Unless the context otherwise requires, the term "Company" includes Nexstar Broadcasting Group, Inc. and its predecessor, Nexstar Broadcasting Group, L.L.C.

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       The Company or its subsidiaries have entered into local service agreements (as such term is used in the Prospectus (as defined below), the "Local Service Agreements") with Mission Broadcasting, Inc. ("Mission") and its subsidiaries, a subsidiary of Sinclair Broadcast Group, Inc. and JDG Television, Inc. pursuant to which the Company provides various management, sales and other non-program related services to ten television stations it currently does not own. Of these ten television stations, two are owned by Sinclair Broadcast Group and JGD Television, Inc., seven are owned by Mission and Mission provides various management, sales and other services to the remaining station pursuant to a Local Service Agreement with the owner of such station. A list of the Local Service Agreements to which the Company or Mission is a party is found in Appendix I hereto. In accordance with United States generally accepted accounting principles and as further explained by and in the Registration Statement (as defined below), Mission and its subsidiaries are considered special purpose entities, and Mission's consolidated results of operations and financial position are consolidated with the Company's results of operations and financial position in the Company's consolidated financial statements as if Mission and its subsidiaries were the Company's wholly-owned subsidiaries.

       On or after the consummation of the sale of the Common Shares as contemplated by this Agreement, the Company will acquire Quorum Broadcast Holdings, LLC ("Quorum") pursuant to that certain Reorganization Agreement dated as of September 12, 2003 between the Company and Quorum as amended by Amendment No. 1 to the Reorganization Agreement dated as of November 3, 2003 (collectively, the "Quorum Merger Agreement") whereby Quorum and its direct and indirect subsidiaries will be merged with and into the Company or one of the Company's subsidiaries, as the case may be. Pursuant to the Quorum Merger Agreement, (i) certain membership interests of Quorum will be redeemed for cash,
(ii) all of the remaining membership interests in Quorum will be exchanged for shares of Class A Common Stock, and (iii) all of Quorum's outstanding indebtedness will be repaid or refinanced by the Company, as more fully described in the Prospectus. The foregoing transactions are collectively referred to herein as the "Quorum Acquisition."

       Quorum, directly or indirectly, owns and operates 10 television stations and, in addition, pursuant to various Local Service Agreements, provides various management, sales and other non-program related services to an additional 5 television stations, two of which are owned by Mission Broadcasting of Amarillo, Inc. ("Mission of Amarillo") and three of which are owned directly or indirectly by VHR Broadcasting, Inc. or an affiliate thereof ("VHR" and together with Mission of Amarillo and its affiliates, the "Quorum Contractual Entities"). A list of the Local Service Agreements to which Quorum, Mission of Amarillo or VHR is a party is found in Appendix I hereto. In accordance with United Stated generally accepted accounting principles and as further explained by and in the Registration Statement (as defined below), Mission of Amarillo and VHR are considered special purpose entities, and their consolidated results of operations and financial position are consolidated with Quorum's results of operations and financial position in Quorum's consolidated financial statements as if they were Quorum's wholly-owned subsidiaries.

       In connection with the Quorum Acquisition, it is contemplated that prior to or concurrently with the completion of the Quorum Acquisition VHR will merge with and into affiliates of Mission of Amarillo pursuant to an Agreement and Plan of Merger dated as of September 12, 2003 among VHR Broadcasting of Billings, LLC, Victor H. Rumore and Kenos Broadcasting II, Inc., an Agreement dated as of September 12, 2003 between VHR Broadcasting, Inc., Victor H. Rumore and Kenos Broadcasting, Inc. (collectively, the "VHR Merger Agreements") and thereafter Mission of Amarillo and its affiliates will merge with and into Mission (collectively, the "Mission Mergers"). The Quorum Acquisition and the Mission Mergers are hereinafter referred to collectively as the "Quorum Transactions."

       Further, it is currently contemplated that on or prior to the consummation of the Quorum Transactions, Nexstar Finance, Inc. ("Nexstar Finance"), a wholly-owned subsidiary of the Company, will issue and sell approximately $125,000,000 principal amount of its senior subordinated notes (the

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"Notes") in a private placement, the proceeds of which will be used to finance the Quorum Transactions and refinance debt under the Company's and Mission's senior credit facilities. The Notes are expected to be guaranteed by all of Nexstar Finance's domestic subsidiaries and Mission and its subsidiaries (collectively, the "Note Guarantors") pursuant to their guarantees (the "Note Guarantees"). The issuance of the Notes and the Note Guarantees and the use of proceeds therefrom as described in the Prospectus (as defined below) are collectively referred to herein as the "Note Transaction").

       The Company and the Underwriters agree that up to 500,000 of the Firm Common Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees of the Company and persons having business relationships with the Company (collectively, the "Participants"), as part of the distribution of the Common Shares by the Underwriters (the "Directed Share Program") subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. The Company has selected BAS (the "Designated Underwriter") to process the sales to the Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

       The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-86994), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus". All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its EDGAR System.

       The Company hereby confirms its engagement of Lehman Brothers Inc. ("Lehman Brothers") as, and Lehman Brothers hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the NASD with respect to the offering and sale of the Common Shares. Lehman Brothers, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

       The Company hereby confirms its agreements with the Underwriters and the QIU as follows:

       Section 1. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

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                                       4



       (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

       Each preliminary prospectus and the Prospectus when filed complied in all material respects with the applicable provisions of the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical (other than with respect to graphics and formatting) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the applicable provisions of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

       (b) Offering Materials Furnished to Underwriters. The Company has delivered to (i) counsel to the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and (ii) the Representatives conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

       (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus (including any prospectus wrapper) or the Registration Statement.

       (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

       (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

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                                       5


       (f) Authorization of the Reorganization, Nexstar Reorganization Agreement. The Reorganization has been duly authorized by the Company and Nexstar Broadcasting Group L.L.C. and the Nexstar Reorganization Agreement has been duly authorized, executed and delivered by each party thereto, and is a valid and binding agreement of, each party thereto, enforceable against each party thereto in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

       (g) Authorization of the Quorum Acquisition; The Quorum Merger Agreement; The VHR Merger Agreements. The Quorum Acquisition has been duly authorized by the Company and Quorum and the Quorum Merger Agreement has been duly authorized and upon being duly executed and delivered by the Company and Quorum, is a valid and binding agreement of, the Company and Quorum, enforceable against the Company and Quorum in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

       Each of the VHR Merger Agreements has been duly authorized by each of the relevant Quorum Contractual Entities, and upon being duly executed and delivered by each party thereto, is a valid and binding agreement of each party thereto, enforceable against each party thereto in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

       (h) Authorization of the Note Transaction. The Note Transaction has been duly authorized by Nexstar Finance and each of the Note Guarantors.

       (i) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

       (j) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, Mission and their respective subsidiaries, considered as one entity; (ii) the Company, Mission and their respective subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or Mission or, except for dividends paid to the Company, Mission or their respective subsidiaries, any of their respective subsidiaries on any class of capital stock or membership or other equity interests, or repurchase or redemption by the Company, Mission or their respective subsidiaries of any class of capital stock or membership or other equity interests, except as set forth in the Registration Statement and any exhibits thereto.

       Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, to the knowledge of the Company after due inquiry: (x) there has been no material adverse change, or any development that would reasonably be expected to

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                                       6


result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of Quorum, the Quorum Contractual Entities and their respective subsidiaries, considered as one entity; (y) Quorum, the Quorum Contractual Entities and their respective subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (z) there has been no dividend or distribution of any kind declared, paid or made by Quorum or the Quorum Contractual Entities or, except for dividends paid to Quorum, the Quorum Contractual Entities or their respective subsidiaries, any of their respective subsidiaries on any class of capital stock or membership or other equity interests, or repurchase or redemption by Quorum, the Quorum Contractual Entities or any of their respective subsidiaries of any class of capital stock or membership or other equity interests, except as set forth in the Registration Statement and any exhibits thereto.

       (k) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of the Company and of Quorum filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act").

       KPMG LLP, who have expressed their opinion with respect to the combined financial statements (which term as used in this Agreement includes the related notes thereto) of United Broadcast Corporation and its subsidiary and Morris Network of Alabama, Inc. filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Exchange Act.

       (l) Preparation of the Financial Statements. The consolidated financial statements of the Company filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company, Mission and their respective subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

       The consolidated financial statements of Quorum filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of Quorum, the Quorum Contractual Entities and their respective subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

       The combined financial statements of United Broadcast Corporation and its subsidiary and Morris Network of Alabama, Inc. filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of United Broadcast Corporation and its subsidiary and Morris Network of Alabama, Inc. as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

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                                       7


       No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Historical and Pro Forma Condensed Consolidated Financial Data", "Selected Historical Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. The pro forma condensed consolidated financial statements and the related notes thereto included in the Prospectus and the Registration Statement present fairly the information contained therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

       (m) Incorporation and Good Standing. Each of the Company, Mission and their respective subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement and the Quorum Merger Agreement. Each of the Company, Mission and their respective subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change (as defined below). All of the issued and outstanding capital stock or limited liability company membership interests ("LLC interests"), as applicable, of each of the Company's subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than those granted pursuant to the Company's senior credit facilities. None of the outstanding capital stock or LLC interests of any subsidiary of the Company or Mission were issued in violation of any preemptive or similar rights of any member or other security holders of such subsidiary. Other than the subsidiaries as set forth in Schedule B hereto, which either individually or considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, the Company does not own or control, directly or indirectly, any corporation, partnership, association or other entity other than the subsidiaries listed in
Exhibit 21.1 to the Registration Statement.

       Each of Quorum, the Quorum Contractual Entities and their respective subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of Quorum, to enter into and perform its obligations under the Quorum Merger Agreement. Each of Quorum, the Quorum Contractual Entities and their respective subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or LLC interests, as applicable, of each of Quorum's subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Quorum, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than those granted pursuant to Quorum's senior credit facilities. None of the outstanding capital stock or LLC interests of any subsidiary of Quorum or the Quorum Contractual

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                                       8


Entities were issued in violation of any preemptive or similar rights of any member or other security holders of such subsidiary. Upon consummation of the Quorum Transactions, the Company will acquire, directly or indirectly, good and marketable title to all of the issued and outstanding shares of capital stock of, or membership interests in, Quorum and its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

       As used in this Agreement, the term "Material Adverse Change" means (i) when used in respect of any matter relating to the Company, Mission or any of their respective subsidiaries, any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, Mission and their respective subsidiaries, considered as one entity and (ii) when used in respect of any matter relating to Quorum, the Quorum Contractual Entities or any of their respective subsidiaries, any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of Quorum, the Quorum Contractual Entities and their respective subsidiaries, considered as one entity.

       (n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" assuming the Reorganization and the Quorum Transactions have occurred. The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. Upon consummation of the Reorganization and the Quorum Acquisition, all of the shares of Common Stock to be issued in connection therewith will have been duly authorized and validly issued, will be fully paid and nonassessable and will have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were, and upon consummation of the Reorganization and the Quorum Acquisition none of the shares of Common Stock to be issued in connection therewith will be, issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option plan, and the options granted thereunder, set forth in the Prospectus accurately and fairly presents the information required by the Securities Act to be shown with respect to such plan and options.

       (o) Quotation. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

       (p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries is in violation of its charter, by-laws or other formation document, as the case may be, or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution and delivery by the

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                                       9


Company of this Agreement and the performance by the Company of its obligations hereunder, the execution and delivery of the Nexstar Reorganization Agreement by each party thereto and the performance of their obligations thereunder, the execution and delivery of the Quorum Merger Agreement by the Company and Quorum and the performance of their obligations thereunder, the execution and delivery of each VHR Merger Agreement by each Quorum Contractual Entity which is a party thereto and the performance of their obligations thereunder, consummation of the transactions contemplated hereby, the Nexstar Reorganization Agreement, the Quorum Merger Agreement, the VHR Merger Agreements, by the Prospectus (including, but not limited to, the issuance and sale of the Common Shares and the Notes and use of the proceeds therefrom and the consummation of the Reorganization, the Quorum Transactions and the Note Transaction as described in the Prospectus) (i) have been duly authorized by all necessary corporate action by the Company and Quorum and will not result in any violation of the provisions of the charter, by-laws or formation document, as the case may be, of the Company, Mission, Quorum, the Quorum Contractual Entities, Nexstar Finance or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Mission, Quorum, the Quorum Contractual Entities, Nexstar Finance or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, Mission, Quorum, the Quorum Contractual Entities, Nexstar Finance or any of their respective subsidiaries. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement, the execution, delivery and performance of the Nexstar Reorganization Agreement by each party thereto, the Company's and Quorum's execution, delivery and performance of the Quorum Merger Agreement, the relevant Quorum Contractual Entities' execution, delivery and performance of each VHR Merger Agreement and consummation of the transactions contemplated hereby, the Nexstar Reorganization Agreement, the Quorum Merger Agreement, the VHR Merger Agreements and by the Prospectus (including, but not limited to, the issuance and sale of the Common Shares and the Notes and use of the proceeds therefrom and the consummation of the Reorganization, the Quorum Transactions and the Note Transaction as described in the Prospectus), except such as have been already obtained or made and are in full force and effect under the Securities Act and the rules and regulations of the Federal Communications Commission (the "FCC") or as may be required by applicable state securities or blue sky laws and the rules and regulations of the NASD. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries.

       (q) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries or (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, Mission, Quorum, the Quorum Contractual Entities or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or the Quorum Merger Agreement. No material labor dispute with the employees of the Company, Mission, Quorum, the Quorum Contractual Entities or their respective subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

       (r) Intellectual Property Rights. The Company, Mission, Quorum, the Quorum Contractual Entities or their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. None of the Company, Mission, Quorum, the Quorum Contractual Entities or their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. None of the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. None of the technology employed by the Company, Mission, Quorum, the Quorum Contractual Entities or their respective subsidiaries has been obtained or is being used by any of them in violation of any contractual obligation binding on it, or to the Company's knowledge, any of their officers, directors or employees or otherwise in violation of the rights of any persons.

       (s) All Necessary Permits, etc. The Company, Mission, Quorum, the Quorum Contractual Entities and each of their respective subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of the Company, Mission, Quorum, the Quorum Contractual Entities nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

       (t) FCC Licenses.

       (i) The Company, Mission, Quorum, the Quorum Contractual Entities and their respective subsidiaries hold such validly issued FCC licenses and authorizations as are necessary to operate their respective television stations (the "Stations") as they are currently operated (collectively, the "FCC Licenses"), and each such FCC License is in full force and effect. The Stations and FCC Licenses of the Company, Mission, Quorum, the Quorum Contractual Entities and their respective subsidiaries are listed on Appendix II hereto, and each of such FCC Licenses has the expiration date indicated on Appendix II.

       (ii) The Company has no knowledge of any condition imposed by the FCC as part of any FCC License, which condition is neither set forth on the face thereof as issued by the FCC nor contained in the rules and regulations of the FCC or the Communications Act of 1934, as amended (the "Communications Act") applicable generally to stations of the type, nature, class or location of the Station in question. Each Station has been and is being operated in all material respects in accordance with the terms and conditions of the FCC Licenses applicable to it and the rules and regulations of the FCC and the Communications Act.

       (iii) No proceedings are pending or to the knowledge of the Company are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any

     Station or its operations, other than any matters which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change and proceedings affecting the television broadcasting industry in general.

       (iv) All reports, applications and other documents required to be filed by the Company, Mission, Quorum, the Quorum Contractual Entities and each of their respective subsidiaries with the FCC with respect to the Stations and the Reorganization and the Quorum Transactions have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and the Company has no knowledge of any matters that would reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition on the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries of any material fines or forfeitures by the FCC, or which would reasonably be expected to result in the suspension, revocation, rescission, reversal or modification of any Station's authorization to operate as currently authorized under the rules and regulations of the FCC and the Communications Act.

       (v) There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations.

       (u) Network Affiliation Agreements. Each of the network affiliation agreements between the broadcast television stations owned or operated by the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries and CBS Television Network, NBC TV Network, American Broadcasting Companies, Inc., FOX Broadcasting Company or United Paramount Network, respectively, have been duly authorized, executed and delivered by the Company, Mission, Quorum, the Quorum Contractual Entities or the respective subsidiary and constitute valid and legally binding agreements of the respective parties thereto.

       (v) Local Service Agreements. The Local Service Agreements between the Company, Mission, Quorum, the Quorum Contractual Entities or their respective subsidiaries and the other parties thereto listed on Appendix II hereto are a complete list of the Local Service Agreements entered into by the Company, Mission, Quorum, the Quorum Contractual Entities or their respective subsidiaries and have been duly authorized, executed and delivered by the Company, Mission, Quorum, the Quorum Contractual Entities or the respective subsidiary and constitute valid and legally binding agreements of the respective parties thereto.

       (w) Condition of Stations. All of the material properties, equipment and systems of the Company, Mission, Quorum, the Quorum Contractual Entities and each of their respective subsidiaries, and the Stations owned and/or operated by them are, and all material properties, equipment and systems to be added in connection with any contemplated Station expansion or construction will be, in a condition which is sufficient for the operation thereof in accordance with the past practice of the Station in question, and are and will be in compliance with all applicable standards, rules or requirements imposed by (a) any governmental agency or authority, including without limitation the FCC, and (b) any FCC License, in each case except where such noncompliance or condition could not reasonably be expected to result in a Material Adverse Change.

       (x) Title to Properties. The Company, Mission, Quorum, the Quorum Contractual Entities and each of their respective subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(i) above (and elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries.

       (y) Tax Law Compliance. The Company, Mission, Quorum, the Quorum Contractual Entities and their respective consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except with respect to any such state or foreign taxes where such failure to make such filings or pay such taxes would not result in a Material
Adverse Change. The Company and Quorum have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company, Mission, Quorum, the Quorum Contractual Entities or any of their consolidated subsidiaries, as the case may be, has not been finally determined.

       (z) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares and the consummation of the Quorum Transactions, will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

       (aa) Insurance. Each of the Company, Mission, Quorum, the Quorum Contractual Entities and their respective subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company, Mission, Quorum, the Quorum Contractual Entities or their respective subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. None of the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

       (bb) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(cc) Related Party Transactions. There are no business relationships or related-party transactions involving the Company, Mission, Quorum, the Quorum Contractual Entities, any of their respective subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

       (dd) Company's Accounting System. The Company, Mission, Quorum and the Quorum Contractual Entities maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (ee) ERISA Compliance. The Company, Mission, Quorum, the Quorum Contractual Entities and their respective subsidiaries, each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, Mission, Quorum, the Quorum Contractual Entities, their respective subsidiaries or their "ERISA Affiliates" (as defined below) is in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries, any member of a group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries is a member. No "reportable event" (as described in Section 4043(c) of ERISA), other than any such event for which the 30-day notice requirement has been waived pursuant to applicable regulations) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, Mission, Quorum, the Quorum Contractual Entities, any of their respective subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" subject to Title IV of ERISA established or maintained by the Company, Mission, Quorum, the Quorum Contractual Entities, any of their respective subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(16) and 4001(a)(18) of ERISA) that would reasonably be expected to result in a Material Adverse Change. Neither the Company, Mission, Quorum, the Quorum Contractual Entities, any of their respective subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or a favorable determination letter has been requested within the applicable remedial amendment period), and nothing has occurred, whether by action or failure to act, which would adversely affect the qualified status of such plan.

       (ff) Statistical and Market-Related Data. The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

       (gg) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries to or for the benefit of any of the officers or directors of the Company, Mission, Quorum, the Quorum Contractual Entities or any of their respective subsidiaries or any of the members of any of them, except as disclosed in the Prospectus.

       (hh) Compliance with Laws. The Company has not been advised, and has no reason to believe, that the Company, Mission, Quorum, the Quorum Contractual Entities and each of their respective subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

       (ii) Directed Share Program. (i) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, any Common Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence
(i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

       (gg) The Company has delivered to the Representatives a true and correct copy of the Quorum Merger Agreement, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of the Quorum Merger Agreement since the form in which it has been delivered to the Representatives. The Quorum Merger Agreement has been duly authorized, executed and delivered by each of the Company and Quorum is a valid and binding agreement of the parities thereto and conforms to the descriptions thereof contained in the Prospectus. The Company is not aware of any event or condition which would reasonably be expected to materially and adversely affect the ability of any of the Company or Quorum to consummate the Quorum Transactions.

           Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

           The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

           Section 2. Purchase, Sale and Delivery of the Common Shares.

           (a) The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company shall be $. per share.

           (b) The First Closing Date. Delivery of the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Kirkland & Ellis, LLP, 153 East 53rd Street, 39th Floor, New York, NY 10022 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on ., 2003, or such other time and date not later than 1:30 p.m., New York City time, on ., 2003 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

           (c) The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,500,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Common Shares are to be registered and (iii) the time, date and place at which the Optional Common Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

           (d) Public Offering of the Common Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

           (e) Payment for the Common Shares. Payment for the Common Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

           It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

           (f) Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters the Firm Common Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

           (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

           Section 3. Additional Covenants of the Company.

           The Company further covenants and agrees with each Underwriter as follows:

           (a) Representatives' Review of Proposed Amendments and Supplements. Until such time as the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

           (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to ensure that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

           (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

           (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may reasonably request.

           (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

           (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

           (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

           (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 2003 that satisfies the provisions of Section 11(a) of the Securities Act.

           (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall use commercially reasonable efforts to file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

           (j) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

           (k) Directed Share Program. In connection with the Directed Share Program, the Company will use reasonable best efforts to ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) incurred in connection with such release.

           (l) Quotation. The Company will use its commercially reasonable efforts to include the Common Shares on the Nasdaq National Market, subject only to official notice of issuance.

           (m) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS).

           (n) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

           (o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

           (p) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the Company's initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

           Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Shares on the Nasdaq National Market, (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to Participants and (xi) the fees and expenses of the QIU. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

           Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

           (a) Company Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from each of PricewaterhouseCoopers LLP and KPMG LLP a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional five conformed copies of such accountants' letter for each of the several Underwriters).

           (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

           (A) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities
       Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a applicable term sheet with the Commission in the manner and within the time period required by Rule 424(b);

           (B) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

           (C) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

           (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

           (A) in the judgment of the Representatives there shall not have occurred any Material Adverse Change with respect to either (x) the Company, Mission and their respective subsidiaries considered as one entity or (y) Quorum, the Quorum Contractual Entities and their respective subsidiaries considered as one entity; and

           (B) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of Company, Mission or any of their respective subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

           (d) Opinion of Counsel for the Company. On each of the First
Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Kirkland & Ellis LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received an additional . conformed copies of such counsel's legal opinion for each of the several Underwriters).

           (e) Opinion of Special Regulatory Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Drinker Biddle & Reath LLP, special regulatory counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional . conformed copies of such counsel's legal opinion for each of the several Underwriters).

           (f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance reasonably satisfactory to the Representatives (and the Representatives shall have received an additional . conformed copies of such counsel's legal opinion for each of the several Underwriters).

           (g) Opinion of Special Regulatory Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Covington & Burling, special regulatory counsel for the Underwriters, dated as of such Closing Date, in form and substance reasonably satisfactory to the Representatives (and the Representatives shall have received an additional . conformed copies of such counsel's legal opinion for each of the several Underwriters).

           (h) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by (i) the Chairman of the Board,

Chief Executive Officer or President of the Company and (ii) the Chief Financial Officer or Principal Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 5, and further to the effect that:

           (A) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change with respect to either (x) the Company, Mission and their respective subsidiaries considered as one entity or (y) Quorum, the Quorum Contractual Entities and their respective subsidiaries considered as one entity;

           (B) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

           (C) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

           (i) Bring-down Comfort Letter of Company Accountants. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from each of PricewaterhouseCoopers LLP and KPMG LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional five conformed copies of such accountants' letter for each of the several Underwriters).

           (j) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each director, officer and beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein), and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

           (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

           If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

           Section 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11(iv) or
(v), or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any material provision hereof, the Company agrees to reimburse the Representatives and the other

Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

           Section 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

           Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

           Section 8. Indemnification.

           (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against such loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other applicable federal or state statutory law or regulation or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such controlling person for any and all reasonable expenses (including the fees and disbursements of one counsel chosen by BAS in addition to any local counsel) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the caption "Underwriting" in the Prospectus (A) in the table in the first paragraph, (B) the first four sentences of the third paragraph, (C) paragraphs 10, 11, 12, 13 and 14 concerning stabilization by the Underwriters and (D) paragraph 16 concerning sales to discretionary accounts; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (c) Notifications and Other Indemnification Procedures . Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (e) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU's acting as a "qualified independent underwriter" (within the meaning of Rule 2720 to the NASD's Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

         (f) Indemnification for Directed Shares. In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the Designated Underwriter, its officer and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against such loss, claim, damage, liability or expense, as incurred, to which such Designated

Underwriter or such controlling person may become subject, which is (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program; provided that, in the case of clause (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein and that in the case of clause (iii) the Company will not be liable to the extent that such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Underwriters; and provided, further, that with respect to any preliminary prospectus, which is the basis of such loss, claim, damage, liability or expense, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any other person or entity if the Company identified the untrue statement or omission in writing to the Underwriter and copies of the Prospectus were timely delivered to the Underwriter pursuant to
Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the delivery of such Prospectus (as so amended or supplemented) would have caused such loss, claim, damage, liability or expense not to have been incurred. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

         Section 9. Contribution. If the indemnification provided for in
Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the applicable term sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the

Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

         Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and
Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

         As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         Section 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York , Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;
(iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except in the event of a termination pursuant to clauses (iv) and (v) that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

         Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU or the Company or any of its or their partners, officers or directors, employees or any controlling person, as the case may be, and will survive delivery and acceptance of and payment for the Common Shares sold hereunder and any termination of this Agreement.

         Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

         If to the Representatives:

         Banc of America Securities LLC
         9 West 57th Street
         New York, New York 10019

         Facsimile: (212) 583-8567
         Attention: Legal Department

         and

         Shearman & Sterling LLP
         599 Lexington Avenue
         New York, New York 10022
         Facsimile: (212) 848-7179
         Attention: Michael J. Schiavone

         If to the Company:

         Nexstar Broadcasting Group, Inc.
         909 Lake Carolyn Parkway
         Suite 1450
         Irving, TX 75039
         Facsimile:  (972) 373-8888

         Attention: President and Chief Executive Officer

         with a copy to:

         Kirkland & Ellis LLP
         153 East 53rd Street
         New York, New York 10022
         Facsimile: (212) 446-4900
         Attention: Joshua N. Korff

         Any party hereto may change the address for receipt of communications by giving written notice to the others.

         Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

         Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

         Section 17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

         Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' officers and employees, the QIU, the QIU's officers and employees, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

          Very truly yours,

          NEXSTAR BROADCASTING GROUP, INC.

          By:__________________________
              Name:
              Title:

          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

         BANC OF AMERICA SECURITIES LLC
         BEAR, STEARNS & CO. INC.
         LEHMAN BROTHERS INC.
         UBS SECURITIES LLC
         RBC DAIN RAUSCHER INC.

         Acting as Representatives of the
         several Underwriters named in
         the attached Schedule A.

         By: BANC OF AMERICA SECURITIES LLC

         By: __________________________
             Name:
             Title:  Managing Director

                                   SCHEDULE A

                                                                Number of
                                                               Firm Common
         Underwriters                                            Shares
                                                             to be Purchased
         Banc of America Securities LLC                          [___]
         Bear, Stearns & Co. Inc.                                [___]
         Lehman Brothers Inc.                                    [___]
         UBS Securities LLC .                                    [___]
         RBC Dain Rauscher Inc.                                  [___]

         Total                                                10,000,000

                                   SCHEDULE B

                      List of non-significant subsidiaries


                                      NONE

                                                                      EXHIBIT A

                  Form of Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement.

                                                                      EXHIBIT B

                  Form of Opinion of special regulatory counsel for the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

                                                                      EXHIBIT C

[Date]

BANC OF AMERICA SECURITIES LLC
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
UBS SECURITIES LLC
RBC DAIN RAUSCHER INC.


As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street, 31st Floor
New York, New York 10019

     Re: Nexstar Broadcasting Group, Inc. (the "Company")

Ladies and Gentlemen:

     The undersigned is, or will become upon the conversion or exchange of the undersigned's membership interest in Nexstar Broadcasting Group, L.L.C., an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities LLC ("BAS") (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the final prospectus relating to the Offering other than (A) transfers to (i) the undersigned's members, partners, affiliates or immediate family or (ii) a trust of which the undersigned and/or members of the undersigned's immediate family are the beneficiaries, or (B) a bonafide gift or transfers by will or intestacy; provided that, such transferee or donee executes a lock-up agreement in the form hereof to BAS. "immediate family" shall mean spouse, lineal descendants, father, mother, brother or sister of the transferor and father, mother, brother or sister of the transferor's spouse. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

     With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

     Notwithstanding anything contained herein, the restrictions set forth herein shall expire on July 15, 2004.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.



                  -----------------------------------
                  Printed Name of Holder

                  By:
                     --------------------------------
                  (Signature)


                  -----------------------------------
                  Printed Name of Person Signing


                  -----------------------------------
                  (indicate capacity of person signing if
                  signing as custodian, trustee, or on behalf of an entity)

                                                                      APPENDIX I


                     The Company's Local Service Agreements

     1. Outsourcing Agreement dated as of December 1, 2001 by and among WYZZ, Inc., WYZZ License, Inc, and Nexstar Broadcasting of Peoria, LLC.

     2. Time Brokerage Agreement dated as of October 13, 2003 between Nexstar Finance LLC and JDG Television, Inc.

     3. Time Brokerage Agreement dated as of April 1, 1996 by and between SJL Communications, L.P. and N.V. Acquisition Co as amended by an Amendment dated as of July 31, 1998.

     4. Shared Services Agreement dated as of June 1, 1999 by and between Mission Broadcasting of Wichita Falls, Inc. and Nexstar Broadcasting of Wichita Falls L.P.

     5. Agreement for the sale of commercial time dated as of June 1, 1999 by and between Mission Broadcasting of Wichita Falls, Inc. and Nexstar Broadcasting of Wichita Falls L.P.

     6. Shared Services Agreement dated as of January 5, 1998, between Nexstar Broadcasting Group, L.P. and Bastet Broadcasting, Inc.

     7. Joint sales agreement for the sale of commercial time for WYOU dated as of June 20, 2003 between the parties thereto

     8. Shared Services Agreement dated as of April 1, 2002 by and between Mission Broadcasting of Joplin, Inc. and Nexstar Broadcasting of Joplin, LLC.

     9. Joint sales agreement for the sale of commercial time for KODE dated as of June 30, 2003 between the parties thereto.

     10. Shared Services Agreement dated as of June 13, 2003 by and between Mission Broadcasting, Inc. and Nexstar Broadcasting of Abilene, LLC.

     11. Joint sales agreement for the sale of commercial time for KRBC and KSAN dated as of June 30, 2003 between the parties thereto.

     12. Shared services agreement dated as of May 9, 2003 by and between Mission Broadcasting, Inc. and Nexstar Broadcasting of Midwest, Inc.

     13. Agreement for the sale of commercial time dated as of May 9, 2003 by and between Mission Broadcasting, Inc. and Nexstar Broadcasting of Midwest, Inc.

     14. Time Brokerage Agreement dated as of May 8, 2003 by and between Mission Broadcasting, Inc. and Bahakel Communications and certain of its subsidiaries.

                        Quorum's Local Services Agreement

     1. Shared Services Agreement dated as of May 1, 1999 between Quorum and Mission of Amarillo.

                                     APPI-1

     2. Joint Sale Agreement for the same of commercial time dated as of May 1, 1999 between Quorum and Mission of Amarillo.

     3. Time Brokerage Agreement dated as of December 14, 1994 between Quorum and VHR Broadcasting of Billings, LLC.

     4. Shared Services Agreement dated as of February 16, 1999 between Quorum and VHR Broadcasting of Lubbock, Inc.

     5. Joint Sale Agreement for the sale of commercial time dated as of February 16, 1999 between Quorum and VHR Broadcasting of Lubbock, Inc.

     6. Shared Services Agreement dated as of February 16, 1999 between Quorum and VHR Broadcasting of Springfield, Inc.

     7. Joint Sale Agreement for the sale of commercial time dated as of February 16, 1000 between Quorum and VR Broadcasting of Springfield, Inc.

                                     APPI-2

                                                                     APPENDIX II


              Stations and FCC Licenses of the Company and Mission

                        Nexstar Broadcasting Group, Inc.

                               Port Arthur, Texas

         Licensee: Nexstar Broadcasting of Beaumont/Port Arthur, L.L.C.

Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   KBTV-TV             08/01/2006
    (Channel 4, Port Arthur, Texas)
STA for Low Power DTV                          KBTV-DT             11/28/2003
    (Channel 40, Port Arthur, Texas)
TV Intercity Relay                             KB98129             08/01/2006
TV Pickup                                      KD4600              08/01/2006
TV Pickup                                      KE5101              08/01/2006
Auxiliary Remote Pickup                        KKX215              08/01/2006
TV Studio Transmitter Link                     KLA89               08/01/2006
TV Pickup                                      KT2456              08/01/2006
TV Intercity Relay                             WLD443              08/01/2006
TV Intercity Relay                             WPNG520             08/01/2006


                              Wichita Falls, Texas
             Licensee: Nexstar Broadcasting of Wichita Falls, L.L.C.

Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   KFDX-TV             08/01/2006
    (Channel 3, Wichita Falls, Texas)
STA for Low Power DTV                          KFDX-DT             03/10/2004
    (Channel 28, Wichita Falls, Texas)
Auxiliary Low Power System                     BLP00464            08/01/2006
TV Pickup                                      KB55270             08/01/2006
Auxiliary Remote Pickup                        KLB725              08/01/2006
TV Pickup                                      KJ3525              08/01/2006

                                 Midland, Texas

            Licensee: Nexstar Broadcasting of Midland-Odessa, L.L.C.

Facility Type                                  Call Sign           Exp. Date
-------------                                  --------            ---------
TV Broadcast Station License                   KMID                08/01/2006
    (Channel 2, Midland, Texas)

STA for Low Power DTV                          KMID-DT             11/28/2003
    (Channel 26, Midland, Texas)
TV Translator Station License                  K12FM               08/01/2006
TV Pickup                                      KB96686             08/01/2006
TV Studio Transmitter Link                     KKR61               08/01/2006
TV Studio Transmitter Link                     KLB45               08/01/2006
TV Studio Transmitter Link                     WHG362              08/01/2006
TV Intercity Relay                             WLE628              08/01/2006
TV Intercity Relay                             WLE644              08/01/2006
TV Intercity Relay                             WLF217              08/01/2006
Weather Radar Station                          WPMY327             03/25/2004


                                 Abilene, Texas

                Licensee: Nexstar Broadcasting of Abilene, L.L.C.

Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   KTAB-TV             08/01/2006
    (Channel 32, Abilene, Texas)
STA for Low Power DTV                          KTAB-DT             12/17/2003
    (Channel 24, Abilene, Texas)
Receive-Only Earth Station                     E8009               11/16/2004
Business Radio                                 KA51599             04/17/2004
TV Pickup                                      KS5717              08/01/2006
Business Radio                                 WGA708              04/17/2004
TV Studio Transmitter Link                     WGH906              08/01/2006
Business Radio                                 WZJ613              04/17/2004

                                     APPI-2

                                Texarkana, Texas
               Licensee: Nexstar Broadcasting of Louisiana, L.L.C.

Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   KTAL-TV             08/01/2006
    (Channel 6, Texarkana, Texas)
STA for Low Power DTV                          KTAL-DT             12/16/2003
    (Channel 15, Texarkana, Texas)
Auxiliary Low Power Station                    BLQ74               08/01/2006
TV Pickup                                      KA88839             08/01/2006
Auxiliary Remote Pickup                        KLB589              08/01/2006
Auxiliary Remote Pickup                        KLB590              08/01/2006
Auxiliary Remote Pickup                        KLB591              08/01/2006
TV Intercity Relay                             WHB602              08/01/2006
TV Studio Transmitter Link                     WHB603              08/01/2006
TV Studio Transmitter Link                     WHB604              08/01/2006
TV Intercity Relay                             WLP781              08/01/2006
TV Intercity Relay                             WLP782              08/01/2006

                                     APPI-3

                           Wilkes-Barre, Pennsylvania
       Licensee: Nexstar Broadcasting of Northeastern Pennsylvania, L.L.C.

Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   WBRE-TV             08/01/2007
    (Channel 28, Wilkes-Barre, Pennsylvania)
STA for Low Power DTV                          WBRE-DT             11/29/2003
    (Channel 11, Wilkes-Barre, Pennsylvania)
TV Translator Station License                  W24BL               07/31/2007
TV Translator Station License                  W30AN               07/31/2007
TV Translator Station License                  W51BP               07/31/2007
TV Translator Station License                  W64AL               07/31/2007
Transmit-Only Earth Station License            E910642             11/01/2011
Transmit-Receive Earth Station License         E020058             05/03/2017
TV Pickup                                      KA35201             08/01/2007
TV Pickup                                      KA35425             08/01/2007
TV Pickup                                      KA74870             08/01/2007
Business Radio                                 KB88735             06/26/2004
TV Pickup                                      KC62824             08/01/2007
Broadcast Auxiliary                            KF5726              08/01/2007
R/P Base Mobile System                         KGU973              08/01/2007
TV Studio Transmitter Link                     KGH66               08/01/2007
TV Pickup                                      KK4138              08/01/2007
TV Pickup                                      KL2535              08/01/2007
TV Pickup                                      KP4407              08/01/2007
R/P Base Mobile System                         KQB618              08/01/2007
TV Pickup                                      KR7688              08/01/2007
TV Pickup                                      KR7693              08/01/2007
TV Pickup                                      KR7771              08/01/2007
TV Pickup                                      KS2001              08/01/2007
TV Pickup                                      KY2899              08/01/2007
R/P Mobile                                     KY5608              08/01/2007
TV Studio Transmitter Link                     KZO21               08/01/2007
TV Intercity Relay                             WFW575              08/01/2007
TV Intercity Relay                             WGI290              08/01/2007
TV Intercity Relay                             WHB674              08/01/2007
TV Intercity Relay                             WLI324              08/01/2007
TV Intercity Relay                             WLI325              08/01/2007
TV Intercity Relay                             WLI337              08/01/2007

                                     APPI-4

                               Erie, Pennsylvania
                 Licensee: Nexstar Broadcasting of Erie, L.L.C.


Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   WJET-TV             08/01/2007
    (Channel 24, Erie, Pennsylvania)
STA for Low Power DTV                          WJET-DT             04/07/2004
    (Channel 58, Erie, Pennsylvania)
Auxiliary TV Broadcast Pickup                  KC26079             08/01/2007
TV Intercity Relay                             WPJE618             08/01/2007
Weather Radar Station                          WPOZ488             09/14/2004
R/P Base Mobile System                         WSM744              08/01/2007


                               Rochester, New York
               Licensee: Nexstar Broadcasting of Rochester, L.L.C.


Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   WROC-TV             06/01/2007
    (Channel 8, Rochester, New York)
STA for Low Power DTV                          WROC-DT             11/29/2003
    (Channel 45, Rochester, New York)
Receive-Only Earth Station                     E940506             09/15/2004
Transmit/Receive Earth Station                 E000660             12/12/2010
TV Pickup                                      KA4851              06/01/2007
TV Intercity Relay                             KA6058              06/01/2007
TV Studio Transmitter Link                     KEA91               06/01/2007
TV Pickup                                      KR4704              06/01/2007
TV Pickup                                      KR4705              06/01/2007
Auxiliary Remote Pickup                        WHE925              06/01/2007
Auxiliary Remote Pickup                        WHE926              06/01/2007
Private Operational Fixed Microwave            WPOU895             08/26/2009

                                     APPI-5

                              St. Joseph, Missouri
               Licensee: Nexstar Broadcasting of the Midwest, Inc.


Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   KQTV                02/01/2006
    (Channel 2, St. Joseph, Missouri)
STA for Low Power DTV                          KQTV-DT             04/09/2004
    (Channel 53, St. Joseph, Missouri)
TV Pickup                                      KC26093             02/01/2006
R/P Automatic Relay                            KQB577              02/01/2006


                                Joplin, Missouri
                  Licensee: Nexstar Broadcasting Joplin, L.L.C.


Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   KSNF                02/01/2006
    (Channel 16, Joplin, Missouri)
STA for Low Power DTV                          KSNF-DT             03/10/2004
    (Channel 46, Joplin, Missouri)
TV Pickup                                      KW6078              02/01/2006
Business Radio                                 WNKN977             02/01/2003
Weather Radar Station                          WPMJ419             08/12/2013


                              Terre Haute, Indiana
               Licensee: Nexstar Broadcasting of the Midwest, Inc.


Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   WTWO                08/01/2005
    (Channel 2, Terre Haute, Indiana)
STA for Low Power DTV                          WTWO-DT             03/25/2004
    (Channel 36, Terre Haute, Indiana)
TV Pickup                                      KC26086             08/01/2005
R/P Base Mobile System                         KLH391              08/01/2005
Weather Radar Station                          KVB629              03/30/2004
Broadcast Auxiliary                            KW4107              08/01/2005
TV Pickup                                      KW4108              08/01/2005
TV Intercity Relay                             WHF306              08/01/2005
TV Intercity Relay                             WMU968              08/01/2005
Weather Radar Station                          WPPH816             01/06/2005

                                     APPI-6

                              Springfield, Illinois
               Licensee: Nexstar Broadcasting of Champaign, L.L.C.


Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   WCFN                12/01/2005
    (Channel 49, Springfield, Illinois)
STA for Low Power DTV                          WCFN-DT             04/24/2004
    (Channel 53, Springfield, Illinois)
TV Studio Transmitter Link                     WLD973              12/01/2005


                               Champaign, Illinois
               Licensee: Nexstar Broadcasting of Champaign, L.L.C.

Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   WCIA                12/01/2005
    (Channel 3, Champaign, Illinois)
STA for Low Power DTV                          WCIA-DT             04/24/2004
    (Channel 48, Champaign, Illinois)
Transmit-Receive Earth Station                 E920434             07/24/2017
Auxiliary Low Power Station                    BLP00192            12/01/2005
Auxiliary Low Power Station                    BLP00322            12/01/2005
Auxiliary Low Power Station                    BLP00544            12/01/2005
Auxiliary Low Power Station                    BLP00883            12/01/2005
Auxiliary Low Power Station                    BLP00919            12/01/2005
Auxiliary Low Power Station                    BLP01124            12/01/2005
Auxiliary Low Power Station                    BLP01288            12/01/2005
TV Pickup                                      KA95317             12/01/2005
TV Pickup                                      KC5875              12/01/2005
TV Studio Transmitter Link                     KSG35               12/01/2005
TV Intercity Relay                             KSI74               12/01/2005
TV Intercity Relay                             KSI75               12/01/2005
TV Pickup                                      KW6073              12/01/2005
TV Pickup                                      KW6074              12/01/2005
TV Intercity Relay                             WBJ983              12/01/2005
TV Intercity Relay                             WBJ986              12/01/2005
TV Intercity Relay                             WBJ987              12/01/2005
TV Intercity Relay                             WBJ988              12/01/2005
TV Intercity Relay                             WLG233              12/01/2005
TV Intercity Relay                             WPNL408             12/01/2005
Business Radio                                 KAP730              12/01/2005

                                     APPI-7

                                Peoria, Illinois
                Licensee: Nexstar Broadcasting of Peoria, L.L.C.

Facility Type                                   Call Sign          Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   WMBD-TV             12/01/2005
    (Channel 31, Peoria, Illinois)
STA for Low Power DTV                          WMBD-DT             04/07/2004
    (Channel 30, Peoria, Illinois)
TV Pickup                                      KA88843             12/01/2005
TV Pickup                                      KA88844             12/01/2005
Remote Pickup Mobile System                    KS2010              12/01/2005
TV Intercity Relay                             KSI71               12/01/2005
TV Intercity Relay                             KSI72               12/01/2005
TV Intercity Relay                             KSI73               12/01/2005
TV Studio Transmitter Link                     KSK48               12/01/2005
TV Intercity Relay                             WBJ984              12/01/2005
TV Intercity Relay                             WBJ985              12/01/2005
TV Intercity Relay                             WLG752              12/01/2005
TV Intercity Relay                             WMV276              12/01/2005


                                 Dothan, Alabama
                        Licensee: Nexstar Finance, L.L.C.

Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   WDHN                04/01/2005
    (Channel 18, Dothan, Alabama)
STA for Low Power DTV                          WDHN-DT             04/09/2004
    (Channel 21, Dothan, Alabama)
TV Pickup                                      KY7799              04/01/2005

                                     APPI-8

                              Little Rock, Arkansas
                        Licensee: Nexstar Finance, L.L.C.

Facility Type                                  Call Sign           Exp. Date
-------------                                  ---------           ---------
TV Broadcast Station License                   KARK-TV             06/01/2005
    (Channel 4, Little Rock, Arkansas)
STA for Low Power DTV                          KARK-DT             11/13/2003*
    (Channel 32, Little Rock, Arkansas)
Transmit-Receive Earth Station                 E010024             03/28/2011
Low Power Auxiliary                            BLP00411            06/01/2005
TV Pickup                                      KA2132              06/01/2005
TV Pickup                                      KA2133              06/01/2005
TV Pickup                                      KA74957             06/01/2005
TV Pickup                                      KA74958             06/01/2005
TV Pickup                                      KD6490              06/01/2005
Remote Pickup                                  KE4558              06/01/2005
Remote Pickup                                  KE4559              06/01/2005
TV Pickup                                      KE5898              06/01/2005
TV Pickup                                      KE8994              06/01/2005
Remote Pickup                                  KEH571              06/01/2005
Remote Pickup                                  KF5580              06/01/2005
Remote Pickup                                  KF5581              06/01/2005
Remote Pickup                                  KFQ919              06/01/2005
Remote Pickup                                  KG8917              06/01/2005
Remote Pickup                                  KH9983              06/01/2005
TV Pickup                                      KJ9939              06/01/2005
Remote Pickup                                  KLB542              06/01/2005
Studio Transmitter Link                        KLT43               06/01/2005
Remote Pickup                                  KPG254              06/01/2005
Remote Pickup                                  KPG803              06/01/2005
TV Pickup                                      KR9873              06/01/2005
TV Pickup                                      KS2058              06/01/2005
TV Pickup                                      KS2059              06/01/2005
Intercity Relay                                WAY649              06/01/2005
Intercity Relay                                WCG701              06/01/2005
Intercity Relay                                WHB954              06/01/2005
Intercity Relay                                WLG538              06/01/2005
Studio Transmitter Link                        WPUY957             06/01/2005
Remote Pickup                                  WQA949              06/01/2005
Remote Pickup                                  WQA950              06/01/2005
Remote Pickup                                  WQA951              06/01/2005
Remote Pickup                                  WQA952              06/01/2005

*Request for extension submitted to the FCC on November 7, 2003

                                     APPI-9

                           Mission Broadcasting, Inc.

                  WYOU(TV), Channel 22, Scranton, Pennsylvania

Facility Description                       Call Sign            Exp. Date
--------------------                       ---------            ---------
TV Broadcast Station License                WYOU               08/01/2007
STA for Low Power DTV                       WYOU-DT            11/29/2003
         (Channel 13, Scranton, Pennsylvania)

TV Translator License                       W19AR              08/01/2007
TV Translator License                       W26AT              08/01/2007
TV Translator License                       W54AV              08/01/2007
TV Translator License                       W55AG              08/01/2007
TV Translator License                       W60AH              08/01/2007
TV Translator License                       W66AI              08/01/2007
Auxiliary Low Power                         BLQ375             08/01/2007
TV Pickup                                   KA35173            08/01/2007
TV Pickup                                   KA35174            08/01/2007
TV Pickup                                   KA35184            08/01/2007
TV Pickup                                   KA35185            08/01/2007
Auxiliary Remote Pickup                     KB97161            08/01/2007
TV Studio Transmitter Link                  KGH69              08/01/2007
TV Intercity Relay                          KGI49              08/01/2007
TV Intercity Relay                          KHC88              08/01/2007
TV Pickup                                   KO9753             08/01/2007
Auxiliary Remote Pickup                     KPH450             08/01/2007
Auxiliary Remote Pickup                     KPJ719             08/01/2007
Auxiliary Remote Pickup                     KQB642             08/01/2007
Auxiliary Remote Pickup                     KQB643             08/01/2007
TV Intercity Relay                          WFD523             08/01/2007
TV Studio Transmitter Link                  WLL212             08/01/2007
TV Intercity Relay                          WLO276             08/01/2007
TV Intercity Relay                          WLO277             08/01/2007
TV Studio Transmitter Link                  WPNF884            08/01/2007


                    WFXP(TV), Channel 66, Erie, Pennsylvania

Facility Description                       Call Sign           Exp. Date
--------------------                       ---------           ---------
TV Broadcast Station License               WFXP                08/01/2007
STA for Low Power DTV                      WFXP-DT             04/22/2004
       (Channel 22, Erie, Pennsylvania)

TV Studio Transmitter Link                 WLD767              08/01/2007


                                    APPI-10

                   KJTL(TV), Channel 18, Wichita Falls, Texas
Facility Description                       Call Sign                Exp. Date
--------------------                       ---------                ---------
TV Broadcast Station License               KJTL                     08/01/2006
STA for Low Power DTV                      KJTL-DT                  02/12/2004
       (Channel 15, Wichita Falls, Texas)

LPTV Broadcast Station License             KJBO-LP                  08/01/2006
       (Channel 35, Wichita Falls, Texas)
TV Translator License                      K47DK                    08/01/2006
TV Translator License                      K53DS                    08/01/2006
TV Studio Transmitter Link                 WLD942                   08/01/2006
TV Studio Transmitter Link                 WLJ748                   08/01/2006

                      KODE-TV, Channel 12, Joplin, Missouri

Facility Description                       Call Sign                 Exp. Date
--------------------                       ---------                 ---------
TV Broadcast Station License               KODE-TV                   02/01/2006
STA for Low Power DTV                      KODE-DT                   03/11/2004
       (Channel 43, Joplin, Missouri)

TV Pickup                                  KC62805                   02/01/2006
Remote Pickup                              KPH932                    02/01/2006
TV Pickup                                  KR7926                    02/01/2006
Remote Pickup                              KTK819                    02/01/2006


                       KRBC-TV, Channel 9, Abilene, Texas

Facility Description                       Call Sign                Exp. Date
--------------------                       ---------                ---------
TV Broadcast Station License                KRBC-TV                 08/01/2006
STA for Low Power DTV                       KRBC-DT                 01/02/2004
         (Channel 29, Abilene, Texas)

Remote Pickup                               KG5819                  08/01/2006
Intercity Relay                             KHN21                   08/01/2006
TV STL                                      KKT76                   08/01/2006
Remote Pickup                               KLB583                  08/01/2006
Intercity Relay                             KLV58                   08/01/2006
Remote Pickup                               KN6311                  08/01/2006
Remote Pickup                               KN6312                  08/01/2006
Remote Pickup                               KQS389                  08/01/2006
Remote Pickup                               KQS390                  08/01/2006
TV Pickup                                   KS5669                  08/01/2006
Remote Pickup                               KYY221                  08/01/2006


                                    APPI-11

                      KSAN-TV, Channel 3, San Angelo, Texas

Facility Description                       Call Sign                Exp. Date
--------------------                       ---------                ---------
TV Broadcast Station License               KSAN-TV                  08/01/2006
STA for Low Power DTV                      KSAN-DT                  01/02/2004
       (Channel 16, San Angelo, Texas)

TV Pickup                                  KC26407                  08/01/2006
Intercity Relay                            WPOV531                  08/01/2006
Remote Pickup                              WPOX949                  08/01/2006


                                    APPI-12

                         Quorum Broadcast Holdings, LLC

                                 Amarillo, Texas

                    Licensee: Quorum of Amarillo License, LLC

Facility Type                               Call Sign                Exp. Date
-------------                               ---------                ---------
TV Broadcast Station License                KAMR-TV                  08/01/2006
      (Channel 4, Amarillo, Texas)

STA for Low Power DTV                       KAMR-DT                  03/10/2004
      (Channel 19, Amarillo, Texas)

Television Translator Station               K25CP                    08/01/2006
Television Translator Station               K28BA                    08/01/2006
Television Translator Station               K45BF                    08/01/2006
Low Power Auxiliary                         BLP01103                 08/01/2006
TV Pickup                                   KA2113                   08/01/2006
TV Pickup                                   KC25028                  08/01/2006
TV STL                                      KKP50                    08/01/2006
Weather Radar Station                       KYV352                   04/08/2011
TV Intercity Relay                          WLL233                   05/01/2006
TV Intercity Relay                          WPNG524                  05/01/2006
TV STL                                      WPQL768                  05/01/2006
Microwave Radio Station                     WNTF653                  07/27/2010


                             West Monroe, Louisiana

                   Licensee: Quorum of Louisiana License, LLC

Facility Type                              Call Sign                Exp. Date
-------------                              ---------                ---------
TV Broadcast Station License               KARD                     06/01/2005
     (Channel 14, West Monroe, Louisiana)

STA for Low Power DTV                      KARD-DT                  04/29/2004
     (Channel 14, West Monroe, Louisiana)

Receive-Only Earth Station                 E6654                    06/14/2005
Auxiliary Remote Pickup                    KPG931                   06/01/2005
Remote Pickup Base Station                 KPJ413                   06/01/2005
TV STL                                     WHY494                   06/01/2005
TV Intercity Relay                         WHY662                   06/01/2005
TV STL                                     WLE984                   06/01/2005
TV STL                                     WLF699                   06/01/2005
TV STL                                     WLQ852                   06/01/2005


                                    APPI-13

                              Springfield, Missouri

                    Licensee: Quorum of Missouri License, LLC

Facility Type                              Call Sign                 Exp. Date
-------------                              ---------                 ---------
TV Broadcast Station License               KDEB-TV                   02/01/2006
     (Channel 27, Springfield, Missouri)

STA for Low Power DTV                      KDEB-DT                   04/24/2004
     (Channel 28, Springfield, Missouri)

Receive-Only Earth Station                  E030122                  05/23/2018
Remote Pickup Base Station                  KPJ259                   02/01/2006
TV Intercity Relay                          WAX53                    02/01/2006
TV STL                                      WHS242                   02/01/2006


                                 Lubbock, Texas

                     Licensee: Quorum of Texas License, LLC

Facility Type                              Call Sign                 Exp. Date
-------------                              ---------                 ---------
TV Broadcast Station License               KLBK-TV                   08/01/2006
     (Channel 13,  Lubbock, Texas)

STA for Low Power DTV                      KLBK-DT                   03/10/2004
     (Channel 40, Lubbock, Texas)

Television Translator Station              K44FG                     08/01/2006
TV Pickup                                  KC62829                   08/01/2006


                                    APPI-14

                                Billings, Montana

                    Licensee: Quorum of Montana License, LLC

Facility Type                              Call Sign              Exp. Date
-------------                              ---------              ---------
TV Broadcast Station License               KSVI                   04/01/2006
     (Channel 6, Billings, Montana)
STA for Low Power DTV                      KSVI-DT                04/29/2004
     (Channel 18, Billings, Montana)
Television Translator Station              K16DH                 04/01/2006
Television Translator Station              K16DZ                 04/01/2006
Television Translator Station              K19FF                 04/01/2006
Television Translator Station              K25BP                 04/01/2006
Television Translator Station              K33EA                 04/01/2006
Television Translator Station              K66EQ                 04/01/2006
TV Intercity Relay                         WGZ505                04/01/2006
TV Translator Relay                        WHB781                04/01/2006
TV Translator Relay                        WHQ291                04/01/2006
TV Intercity Relay                         WLE397                04/01/2006
TV Intercity Relay                         WLE992                04/01/2006
TV STL                                     WME778                04/01/2006
TV Intercity Relay                         WME779                04/01/2006
TV STL                                     WME780                04/01/2006
TV Translator Relay                        WPJA562               04/01/2006
TV Intercity Relay                         WPNH966               04/01/2006
TV Intercity Relay                         WPOY442               04/01/2006
TV Intercity Relay                         WPUI709               04/01/2006
TV Pickup                                  WPUQ395               04/01/2006


                               Fort Wayne, Indiana
                   Licensee: Quorum of Ft. Wayne License, LLC

Facility Type                              Call Sign                Exp. Date
-------------                              ---------                ---------
TV Broadcast Station License               WFFT-TV                  08/01/2005
     (Channel 55, Fort Wayne, Indiana)
STA for Low Power DTV                      WFFT-DT                  *
     (Channel 36, Fort Wayne, Indiana)
Receive-only Earth Station                 E4905                    07/22/2007

* Extension requested November 7, 2003.


                                    APPI-15

                                 Utica, New York
                     Licensee: Quorum of Utica License, LLC

Facility Type                             Call Sign                Exp. Date
-------------                             ---------                ---------
TV Broadcast Station License              WFXV                     06/01/2007
   (Channel 33, Utica, New York)
DTV Application for Construction Permit   BPCDT-19991029AIE        --
   (Channel 27, Utica, New York)
Low Power Television Station              WPNY-LP                  06/01/2007
   (Channel 11, Utica, New York)
Television Translator Station             W31BP                    06/01/2007
Television Translator Station             W53AM                    06/01/2007
TV STL                                    WLI247                   06/01/2007
TV Intercity Relay                        WPOP508                  06/01/2007
TV STL                                    WPON766                  06/01/2007
TV STL                                    WPXK786

                              Hagerstown, Maryland
                    Licensee: Quorum of Maryland License, LLC

Facility Type                                     Call Sign         Exp. Date
-------------                                     ---------         ---------
TV Broadcast Station License                      WHAG-TV           10/01/2004
   (Channel 25, Hagerstown, Maryland)
STA for Low Power DTV                             WHAG-DT           02/26/2004
   (Channel 55, Hagerstown, Maryland)
Transmit-Receive Earth Station                    E030037           05/01/2018
TV Pickup                                         KC26220           10/01/2004
TV STL                                            WBI22             10/01/2004
TV Intercity Relay                                WBI25             10/01/2004
TV STL                                            WPNJ935           10/01/2004
TV Pickup                                         WPXL303           10/01/2004

                               Rockford, Illinois
                    Licensee: Quorum of Rockford License, LLC

Facility Type                                  Call Sign             Exp. Date
-------------                                  ---------             ---------
TV Broadcast Station License                   WQRF-TV               12/01/2005
   (Channel 39, Rockford, Illinois)
DTV Application for Construction Permit        BPCDT-19991029AIK       --
   (Channel 42, Rockford, Illinois)
TV Pickup                                      KT3807                12/01/2005
TV STL                                         WDT860                12/01/2005


                                    APPI-16

                               Evansville, Indiana
                    Licensee: Quorum of Indiana License, LLC

Facility Type                                 Call Sign         Exp. Date
-------------                                 ---------         ---------
TV Broadcast Station License                  WTVW              08/01/2005
   (Channel 7, Evansville, Indiana)
STA for Low Power DTV                         WTVW-DT           04/24/2004
   (Channel 28, Evansville, Indiana)
Receive-Only Earth Station                    E7682             09/28/2004
Low Power System                              BLP01279          08/01/2005
TV Pickup                                     KA44252           08/01/2005
TV Pickup                                     KA44253           08/01/2005
TV Pickup                                     KA44254           08/01/2005
TV Pickup                                     KF8392            08/01/2005
TV STL                                        KSI66             08/01/2005
TV Intercity Relay                            WFD560            08/01/2005
TV Intercity Relay                            WPNF756           08/01/2005
TV Intercity Relay                            WPNG530           08/01/2005
Business Radio                                KGG666            12/16/2003*

*Application for renewal of license submitted November 5, 2003.

                                    APPII-1

                     Mission Broadcasting of Amarillo, Inc.

Facility Type                                      Call Sign        Exp. Date
-------------                                      ---------        ---------
TV Broadcast Station License                       KCIT             08/01/2006
   (Channel 14, Amarillo, Texas)
STA for Low Power DTV                              KCIT-DT          02/14/2004
   (Channel 15, Amarillo, Texas)
Low Power Broadcast Station License                KCPN-LP          08/01/2006
   (Channel 33, Amarillo, Texas)
Television Translator Station                      K30DZ            08/01/2006
Television Translator Station                      K35CG            08/01/2006
Television Translator Station                      K47DH            08/01/2006
Low Power Auxiliary                                BLP00781         08/01/2006
Intercity Relay                                    KLV74            08/01/2006
Intercity Relay                                    WHQ202           08/01/2006
Intercity Relay                                    WHQ206           08/01/2006
Intercity Relay                                    WHQ322           08/01/2006
TV STL                                             WLF362           08/01/2006
Intercity Relay                                    WLG897           08/01/2006


                                    APPII-2

                             VHR Broadcasting, Inc.

                              Springfield, Missouri
                     Licensee: VHR Springfield License, Inc.

Facility Type                                   Call Sign        Exp. Date
-------------                                   ---------        ---------
TV Broadcast Station License                    KOLR             02/01/2006
   (Channel 10, Springfield, Missouri)
STA for Low Power DTV                           KOLR-DT          02/26/2004
   (Channel 52, Springfield, Missouri)
TV Pickup                                       KA88999          02/01/2006
Remote Pickup                                   KPF925           02/01/2006
Remote Pickup                                   KPJ906           02/01/2006
Intercity Relay                                 WPOT273          02/01/2006
TV STL                                          WRE38            02/01/2006

                                 Lubbock, Texas
                       Licensee: VHR Lubbock License, Inc.

Facility Type                             Call Sign         Exp. Date
-------------                             ---------         ---------
TV Broadcast Station License              KAMC              08/01/2006
    (Channel 28, Lubbock, Texas)
STA for Low Power DTV                     KAMC-DT           02/26/2004
    (Channel 27, Lubbock, Texas)
TV Pickup                                 KP4947            08/01/2006
TV STL                                    WPTV536           08/01/2006

                        VHR Broadcasting of Billings, LLC

Facility Type                                Call Sign        Exp. Date
-------------                                ---------        ---------
TV Broadcast Station License                 KHMT             04/01/2006
   (Channel 4, Billings, Montana)
STA for Low Power DTV                        KHMT-DT          02/26/2004
   (Channel 22, Billings, Montana)
Intercity Relay                              WHY447           04/01/2006
Intercity Relay                              WLE778           04/01/2006
Translator Relay                             WPND875          04/01/2006
Translator Relay                             WPND876          04/01/2006
Intercity Relay                              WPQN938          04/01/2006
Intercity Relay                              WPQQ770          04/01/2006
Intercity Relay                              WPQQ983          04/01/2006

                                    APPII-3

                             J.D.G. Television, Inc.

Facility Type                             Call Sign        Exp. Date
-------------                             ---------        ---------
Television Broadcast Station License      KPOM-TV          06/01/2005
   (Channel 24, Fort Smith, Arkansas)

STA for Low Power DTV                     KPOM-DT          01/17/2004
   (Channel 27, Fort Smith, Arkansas)
 Transmit Receive Earth Station           E000609          11/13/2010
 TV Pickup                                KK4709           06/01/2005
 TV STL                                   WDD713           06/01/2005
 Intercity Relay                          WDT813           06/01/2005
 Intercity Relay                          WDT814           06/01/2005
 Intercity Relay                          WDT815           06/01/2005
 Intercity Relay                          WDT816           06/01/2005
 Intercity Relay                          WDT849           06/01/2005
 Intercity Relay                          WDT850           06/01/2005
 Intercity Relay                          WPNF891          06/01/2005
 Intercity Relay                          WPTG330          06/01/2005
 Intercity Relay                          WPTG331          06/01/2005
 Intercity Relay                          WPTG334          06/01/2005
 Intercity Relay                          WPTG339          06/01/2005
 Intercity Relay                          WPTN382          06/01/2005
 Intercity Relay                          WPTX765          06/01/2005
 Remote Pickup                            WPXN366          06/01/2005
 Weather Radar Station                    WPQJ586          08/09/2005
 Business Radio License                   WPQX729          11/14/2010

Facility Type                                Call Sign               Exp. Date
-------------                                ---------               ---------
Television Broadcast Station License         KFAA                    06/01/2005
(Channel 51, Rogers, Arkansas)
DTV Application for Construction Permit BMPCDT-20021112ABG 03/04/2004 (Channel 50, Rogers, Arkansas)
Intercity Relay                              WPNF934                 06/01/2005
Intercity Relay                              WPNK630                 06/01/2005
Remote Pickup                                WPXV734                 06/01/2005
Business Radio License                       WPQX728                 11/14/2010

                                    APPII-4